Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271793 on Form S-3 and Registration Statement Nos. 333-270545, 333-263791, 333-254670 and 333-240144 on Form S-8 of our report dated March 6, 2024 relating to the financial statements of iTeos Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Zaventem, Belgium

March 6, 2024